Exhibit B

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Turquoise Hill Resources Ltd., and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: October 6, 2022	PENTWATER CAPITAL MANAGEMENT LP
By: Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew Halbower
	Name:	Matthew Halbower
	Title:	Chief Executive Officer

CROWN MANAGED ACCOUNTS SPC
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew Halbower
	Name:	Matthew Halbower
	Title:	Chief Executive Officer

LMA SPC for and on behalf of MAP 98 Segregated Portfolio
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew Halbower
	Name:	Matthew Halbower
	Title:	Chief Executive Officer

INVESTMENT OPPORTUNITIES 3 SPC
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

	By:	/s/ Matthew Halbower
	Name:	Matthew Halbower
	Title:	Chief Executive Officer

OCEANA MASTER FUND LTD.
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

By:	/s/ Matthew Halbower
Name:	Matthew Halbower
Title:	Chief Executive Officer

PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD.
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

By:	/s/ Matthew Halbower
Name:	Matthew Halbower
Title:	Chief Executive Officer

PENTWATER MERGER ARBITRAGE MASTER FUND LTD.
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

By:	/s/ Matthew Halbower
Name:	Matthew Halbower
Title:	Chief Executive Officer

PWCM MASTER FUND LTD.
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

By:	/s/ Matthew Halbower
Name:	Matthew Halbower
Title:	Chief Executive Officer

PENTWATER UNCONSTRAINED MASTER FUND LTD.
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

By:	/s/ Matthew Halbower
Name:	Matthew Halbower
Title:	Chief Executive Officer

PENTWATER CREDIT MASTER FUND LTD.
By: Pentwater Capital Management LP, its investment manager
By: Halbower Holdings, Inc., its general partner

By:	/s/ Matthew Halbower
Name:	Matthew Halbower
Title:	Chief Executive Officer

MATTHEW C. HALBOWER

/s/ Matthew Halbower
Matthew C. Halbower